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                                                                     EXHIBIT 4.6


                           WAIVER AND AMENDMENT NO. 1

                  THIS WAIVER AND AMENDMENT NO. 1 (this "WAIVER AND AMENDMENT"), dated as of May 14, 2002, is among W1 Receivables, L.P., a Texas limited partnership ("SELLER"), Weatherford International, Inc., a Delaware corporation, as initial Servicer and Performance Guarantor, Bank One, NA (Main Office Chicago), individually ("BANK ONE"), Jupiter Securitization Corporation ("CONDUIT" and, together with Bank One, the "PURCHASERS") and Bank One, NA (Main Office Chicago), as agent for the Purchasers (the "AGENT"), and pertains to that certain U.S. Receivables Purchase Agreement dated as of July 2, 2001 by and among the parties hereto other than the Performance Guarantor (the "AGREEMENT"). Unless defined elsewhere herein, capitalized terms used in this Waiver and Amendment shall have the meanings assigned to such terms in the Agreement.

                             PRELIMINARY STATEMENTS

                  Seller has requested that the Agent and the Purchasers waive an Amortization Event under the Agreement; and


                  The Agent and the Purchasers are willing to waive such Amortization Event provided that the Seller Parties agree to amend the definition of "LOSS RESERVE" as hereinafter set forth.


                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  Section 1. Waiver. The Agent and the Purchasers hereby waive compliance with Section 9.1(f)(ii) of the Agreement for the three months ending March 31, 2002 and the three months ending April 30, 2002.

                  Section 2. Amendment. The definition of "LOSS RESERVE" set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety to read as follows:

                  "LOSS RESERVE" means, on any date, an amount equal to 15.0% multiplied by the Net Receivables Balance as of the close of business of the Servicer on such date.

                  Section 3. Representations and Warranties. In order to induce the Agent and the Purchasers to enter into this Waiver and Amendment, each of the Seller Parties hereby represents and warrants to the Agent and the Purchasers that (a) each of such Seller Party's representations and warranties contained in Article V of the Agreement is true and correct as of the date hereof, (b) the execution and delivery by such Seller Party of this Waiver and Amendment, and the performance of its obligations hereunder, are within its corporate or limited partnership, as applicable, powers and authority and have been duly authorized by all necessary corporate or limited partnership, as applicable, action on its part, and (c) this Waiver and Amendment has been duly executed and delivered by such Seller Party and constitutes the legal, valid and binding obligation of such Seller Party enforceable against such Seller Party in

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accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  Section 4. Condition Precedent. This Waiver and Amendment shall become effective as of the date first above written upon receipt by the Agent of counterparts hereof duly executed by each of the parties hereto.

                  Section 5. Miscellaneous.

                  (a) THIS WAIVER AND AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

                  (b) EACH SELLER PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS WAIVER AND AMENDMENT.

                  (c) EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS WAIVER AND AMENDMENT.

                  (d) Except as expressly modified hereby, the Agreement remains unaltered and in full force and effect. Each of the Agreement and the Performance Undertaking is hereby ratified and confirmed. This Waiver and Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy).

                  (e) This Waiver and Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

                            [signature pages follow]


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                  IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

W1 RECEIVABLES, L.P.

BY:  W1 GENERAL PARTNER, INC.,  ITS GENERAL PARTNER


By:      /s/ JAMES M. HUDGINS
   ------------------------------------------------
Name:
Title:





WEATHERFORD INTERNATIONAL, INC., AS SERVICER AND PERFORMANCE GUARANTOR


By:      /s/ JAMES M. HUDGINS
   ------------------------------------------------
Name:
Title:


                                       3
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JUPITER SECURITIZATION CORPORATION


By:      /s/ LEO V. LOUGHEAD
   ------------------------------------------------
         Leo V. Loughead, Authorized Signer





BANK ONE, NA (MAIN OFFICE CHICAGO),
 AS A FINANCIAL INSTITUTION AND AS AGENT


By:      /s/ LEO V. LOUGHEAD
   ------------------------------------------------
         Leo V. Loughead, Director, Capital Markets